SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 8, 2016
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2016, Farmers & Merchants Bancorp (“F&M”) (OTCQX: FMCB) and Delta National Bancorp (“Delta”) (OTC Pink: DEBC) announced that they entered into an Agreement and Plan of Reorganization, dated as of June 8, 2016 (the “Agreement”), pursuant to which Delta will merge with and into F&M, and Delta Bank, National Association (“Delta Bank”), the wholly owned subsidiary of Delta, will merge with and into Farmers & Merchants Bank of Central California (“F&M Bank”), the wholly owned subsidiary of F&M.

The merger of Delta into F&M is expected to be completed in the early fourth quarter of 2016, subject to approval of the merger by Delta shareholders, receipt of required regulatory and other approvals and satisfaction of customary closing conditions.  Immediately after the merger is completed, Delta Bank is to merge with and into F&M Bank, a California banking corporation, with F&M Bank being the surviving entity.

In the merger of Delta into F&M, all of the outstanding shares of Delta common stock will be cancelled, and common shareholders of Delta will receive 0.031748 shares of F&M common stock for each share of Delta common stock.  The exchange ratio may be adjusted if Delta fails to meet a targeted amount of tangible equity as provided in the Agreement.  Preferred shareholders of Delta will receive $19.827 in cash for every share of preferred stock.  The transaction is expected to qualify as a tax-free exchange for common shareholders of Delta who receive F&M common stock.

The Agreement contains various customary representations, warranties and covenants by F&M and Delta.  Delta agreed to conduct its business in the ordinary course and forbear from taking certain actions while the acquisition is pending.  In addition, Delta agreed that it will not initiate, solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

The merger will not be completed unless a number of customary closing conditions are met, including, among others, approval of the merger by Delta shareholders, the registration of the offering of the F&M common stock to the Delta common shareholders under the Securities Act of 1933, as amended, receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods, the accuracy of specified representations and warranties of each party, receipt by F&M and Delta of a tax opinion confirming certain tax aspects of the acquisition, Delta meeting certain financial measures shortly prior to closing, and the absence of any injunctions or other legal restraints.

The Agreement contains termination rights which may be exercised by F&M or Delta in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the merger by November 30, 2016; the other party has committed a material breach of a representation, warranty or covenant and the breach is not or cannot be cured within 30 days; or Delta's shareholders fail to approve the merger.  If the merger agreement is terminated under certain circumstances, the payment of a termination fee of $425,000 will be owed to one of the parties.

In connection with the Agreement, each of the persons currently serving as a director or senior officer of Delta entered into a voting agreement with F&M in which they agreed, among other things, to vote their shares of Delta common and preferred stock in favor of the merger. Additionally, these voting agreements contained certain non-solicitation agreements benefitting F&M as a condition to F&M entering into the Agreement.

The two largest shareholders of Delta and the chief executive officer of Delta will enter into consulting agreements with F&M Bank prior to the closing of the merger.  Additionally, the two largest shareholders of Delta have agreed not to transfer the shares of F&M common stock that they receive in the merger for a period of 18 months.  F&M has also required from the three largest shareholders and the chief executive officer of Delta that it be given a right of first refusal to purchase the shares of its common stock issued in the merger for a period of 10 years.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and Plan of Reorganization, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the merger agreement (i) will not survive consummation of the merger, unless otherwise specified therein, and cannot be the basis for any claims under the Agreement by the other party after termination of the Agreement, except as the result of a willful breach, and (ii) were made only as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the  Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding F&M, Delta, or their respective affiliates or their respective businesses. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding F&M or Delta, and their respective affiliates or their respective businesses that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of F&M that will include a proxy statement of Delta and a prospectus of F&M, as well as in the Forms 10-K, Forms 10-Q and other filings that F&M makes with the Securities and Exchange Commission (the “SEC”).

Additional Information about the Acquisition and where to Find It
In connection with the proposed acquisition, F&M will file with the SEC a registration statement on Form S-4 to register the shares of F&M common stock to be issued to the common shareholders of Delta. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Delta seeking their approval of the acquisition and related matters. In addition, F&M may file other relevant documents concerning the proposed acquisition with the SEC.

Shareholders of Delta are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed acquisition because they will contain important information about F&M, Delta and the proposed transaction. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to F&M, 111 West Pine Street, Lodi CA, 95241, Attention: Steve Haley (telephone: (209) 367-2411 ), or by accessing F&M’s  website at  www.fmbonline.com under “About Us.”  The information on F&M’s website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings it makes with the SEC.

Participants in the Solicitation
F&M and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Delta in connection with the acquisition. Information about the directors and executive officers of F&M is set forth in the proxy statement for F&M's 2016 annual meeting of shareholders filed with the SEC on April 11, 2016. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus regarding the acquisition when it becomes available.

Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the acquisition, including future financial and operating results, cost savings and enhanced revenues that may be realized from the acquisition as well as other statements of expectations regarding the acquisition and any other statements regarding future results or expectations. Each of F&M and Delta intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies' respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of F&M and Delta and the resulting company, include but are not limited to: (1) the businesses of F&M and Delta may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the acquisition; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the acquisition on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies' respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by F&M with the SEC. F&M and Delta undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization dated June 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Stephen W. Haley

Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date: June 10, 2016